As filed with the Securities and Exchange Commission on January 26, 2001
File No. ___________

  SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________________

VAIL BANKS, INC.
 (Exact Name of Issuer as Specified in its Charter)

Colorado (State or Other Jurisdiction of Incorporation or Organization)	84-1250561 I.R.S. Employer Identification Number)

108 S. Frontage Road West
Suite 101
Vail, Colorado 81657
(970) 476-2002
(Address and Telephone Number of Issuer's Principal Executive Offices)

WestStar Bank 401(k) Savings and Investment Plan
(Full Title of the Plan)

E. B. Chester, Jr.
Chairman
108 S. Frontage Road West
Suite 101
Vail, Colorado 81657
(970) 476-2002
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Jan M. Davidson, Esq.
KILPATRICK STOCKTON LLP
1100 Peachtree Street, N.E., Suite 2800
Atlanta, Georgia 30309-4530
(404) 815-6500
(404) 815-6555 (fax)

Calculation of Registration Fee
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock Participation Interests in WestStar Bank 401(k) Savings and Investment Plan	100,000 (1) (3)	$10.75 (2) (4)	$1,075,000 (4)	$268.75

(1)  Pursuant to Rule 416, this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)  Determined in accordance with Rule 457(h) of the Securities Act of 1933, based on $10.75, the average of the high and low price on the Nasdaq National Market System on January 24, 2001.

(3)  Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(4)  Not applicable.

PART II.      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

                      The following documents are incorporated by reference into this registration statement (the " Registration Statement") and are deemed to be a part hereof from the date of the filing of such documents:

(1)	The Registrant’s Form 10-KSB dated March 30, 2000 (Commission File Number 000-25081).
(2)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999.
(3)

The description of the Common Stock contained in the Registrant's registration statement on Form 8-A, filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

(4)

All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities that remain unsold.

                        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.         DESCRIPTION OF SECURITIES.

                        Not Applicable.

ITEM 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL.

                        Not Applicable.

ITEM 6.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                       The Registrant’s Articles of Incorporation provide for indemnification of directors to the full extent permitted by Colorada law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Registrant and its shareholders for monetary damages for certain breaches of fiduciary duty and the duty of care. Such indemnification may be available for liabilities arising in connection with this offering. Insofar as indemnification for liabilities under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Pursuant to its Articles of Incorporation, the Registrant may indemnify its officers, employees, agents and other persons to the fullest extent permitted by Colorado law. The Registrant has entered into indemnification agreements with its directors and executive officers pursuant to which the Registrant has agreed to indemnify such persons in certain circumstances.

                       The Registrant’s Bylaws also provide that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or who, while a director, officer, employee or agent, is or was serving as a director, officer, trustee, general partner, employee or agent of one of the Registrant’s subsidiaries or, at the request of the Registrant, of any other organization, against any liability asserted against such person or incurred by such person in any such capacity, whether the Registrant would have the power to indemnify such person against such liability under Colorado law. The Registrant intends to purchase and maintain insurance on behalf of all of its directors and executive officers.

ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED.

                        Not Applicable.

ITEM 8.         EXHIBITS.

                        The exhibits included as part of this Registration Statement are as follows:
Exhibit Number	Description
4.1

Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of Registrant’s Registration Statement on Form SB-2, as amended, Commission File No. 333-60347 (the " Form SB-2"))

4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 of Registrant’s Form SB-2)
23.1	Consent of KPMG LLP
23.2	Consent of Fortner, Bayens, Levkulich & Co., P.C.
24	Power of Attorney (included in the Signature Page of this Registration Statement)

ITEM 9.           UNDERTAKINGS

                          The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");
(b)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and the price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

                         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vail, State of Colorado, on this 25th day of January, 2001.

VAIL BANKS, INC.

By: /s/ Lisa M. Dillon Lisa M. Dillon President

POWER OF ATTORNEY

                         Each person whose signature appears below hereby constitutes and appoints E. B. Chester and Lisa M. Dillon and either of them, his or her true and lawful attorney-in-fact with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on January 25, 2001.

/s/ E.B. Chester, Jr. E. B. Chester, Jr.	Chairman
/s/ Lisa M. Dillon Lisa M. Dillon	President and Director (principal executive officer)
/s/ Peter G. Williston Peter G. Williston	Senior Executive Vice President and Chief Financial Officer (principal accounting officer and principal financial officer)
/s/ Kay H. Chester Kay H. Chester	Director
/s/ Dennis R. Devor Dennis R. Devor	Director
/s/ James G. Flaum James G. Flaum	Director
/s/ David Gorsuch S. David Gorsuch	Director
/s/ James M. Griffin James M. Griffin	Director
/s/ Martin T. Hart Martin T. Hart	Director
/s/ Garner F. Hill, II Garner F. Hill, II	Director
/s/ Robert L. Knous, Jr. Robert L. Knous, Jr.	Director
/s/ Kent Myers Kent Myers	Director
/s/ Byron A. Rose Byron A. Rose	Director
/s/ Donald L. Vanderhoof Donald L. Vanderhoof	Director
/s/ E. William Wilto E. William Wilto	Director
/s/ Dan E. Godec Dan E. Godec	Director
/s/ Jack G. Haselbush Jack G. Haselbush	Director
George N. Gillett, Jr.	Director

EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-8
Exhibit Number	Description

4.1

Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of Registrant’s Registration Statement on Form SB-2, as amended, Commission File No. 333-60347 (the " Form SB-2"))

4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 of Registrant’s Form SB-2)
23.1	Consent of KPMG LLP
23.2	Consent of Fortner, Bayens, Levkulich & Co., P.C.
24	Power of Attorney (included in the Signature Page of this Registration Statement)